Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal Year 2023 Financial Results

December 1, 2022—Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI vision silicon company, today announced financial results for its third quarter of fiscal year 2023 ended October 31, 2022.

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Revenue for the third quarter of fiscal 2023 was $83.1 million, down 10% from $92.2 million in the same period in fiscal 2022. For the nine months ended October 31, 2022, revenue was $254.3 million, up 5% from $241.6 million for the nine months ended October 31, 2021.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2023 was 62.2%, compared with 62.5% for the same period in fiscal 2022. For the nine months ended October 31, 2022, GAAP gross margin was 62.6%, compared with 62.4% for the nine months ended October 31, 2021.

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GAAP net loss for the third quarter of fiscal 2023 was $19.8 million, or loss per diluted ordinary share of $0.51, compared with GAAP net profit of $0.8 million, or earnings per diluted ordinary share of $0.02, for the same period in fiscal 2022. GAAP net loss for the nine months ended October 31, 2022 was $54.3 million, or loss per diluted ordinary share of $1.42. This compares with GAAP net loss of $17.2 million, or loss per diluted ordinary share of $0.47, for the nine months ended October 31, 2021.

Financial results on a non-GAAP basis for the third quarter of fiscal 2023 are as follows:

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Gross margin on a non-GAAP basis for the third quarter of fiscal 2023 was 63.5%, compared with 63.1% for the same period in fiscal 2022. For the nine months ended October 31, 2022, non-GAAP gross margin was 64.0%, compared with 62.9% for the nine months ended October 31, 2021.

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Non-GAAP net income for the third quarter of fiscal 2023 was $9.5 million, or earnings per diluted ordinary share of $0.24. This compares with non-GAAP net income of $22.2 million, or earnings per diluted ordinary share of $0.57, for the same period in fiscal 2022. Non-GAAP net income for the nine months ended October 31, 2022 was $34.1 million, or earnings per diluted ordinary share of $0.88. This compares with non-GAAP net income of $44.3 million, or earnings per diluted ordinary share of $1.15, for the nine months ended October 31, 2021.

Based on information available as of today, Ambarella is offering the following guidance for the fourth quarter of fiscal year 2023, ending January 31, 2023:

•	Revenue is expected to be between $81.0 million to $85.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 63.0% and 64.0%.

•	Operating expenses on a non-GAAP basis are expected to be between $46.0 million and $49.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the third quarter of fiscal 2023 was $199.0 million, compared with $197.9 million at the end of the prior quarter and $457.8 million at the end of the same quarter a year ago. Ambarella fully liquidated its debt security investments by the end of the third quarter of fiscal 2022 to finance the acquisition of Oculii Corp. During Q2 fiscal 2023, the company resumed its investment in debt securities.

“Our Q3 results were mostly as expected, despite the material headwinds from the semiconductor industry cyclical downturn,” said Fermi Wang, President and CEO. “We maintained a high level of focus on developing our edge AI endpoint products which we see continuing to offer very favorable secular growth opportunities. Continental AG was the first company to announce the integration of CV3 into their ADAS product lines, and more CV3 updates are anticipated in the next several quarters. Our projected automotive revenue funnel grew approximately 28% from a year ago.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Brian White, Chief Financial Officer, to discuss the third quarter of fiscal year 2023 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving and robotics applications. Ambarella’s low-power systems-on-chip (SoCs) offer high-resolution video compression, advanced image processing and powerful deep neural network processing to enable intelligent perception, fusion and central processing systems to extract valuable data from high-resolution video and radar streams. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the fourth quarter of fiscal year 2023 ending January 31, 2023, and the comments of our CEO relating to headwinds in the semiconductor industry, our secular growth opportunities, potential customer acceptance of our CV3 SoC, and our revenue opportunities in the automotive market as represented by the company’s projected sales funnel. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with global health conditions and associated risk mitigation measures; global economic and political conditions, including cyclical headwinds in the semiconductor industry, higher inflation and possible trade tariffs and restrictions; supply chain challenges in the semiconductor industry and markets we serve; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for computer vision applications; our ability to introduce new and enhanced solutions; our ability to gain customer acceptance of our new SoC solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2022 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the third fiscal quarter ended October 31, 2022 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2023, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2023, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,

	2022	2021	2022	2021
Revenue	$83,096	$92,167	$254,285	$241,627
Cost of revenue	31,418	34,541	94,996	90,817

Gross profit	51,678	57,626	159,289	150,810

Operating expenses:
Research and development	52,864	41,362	151,892	118,794
Selling, general and administrative	18,944	17,475	58,213	49,323

Total operating expenses	71,808	58,837	210,105	168,117
Loss from operations	(20,130)	(1,211)	(50,816)	(17,307)
Other income, net	1,433	407	1,493	1,218

Loss before income taxes	(18,697)	(804)	(49,323)	(16,089)
Provision (benefit) for income taxes	1,112	(1,560)	4,958	1,129

Net income (loss)	$(19,809)	$756	$(54,281)	$(17,218)

Net income (loss) per share attributable to ordinary shareholders:
Basic	$(0.51)	$0.02	$(1.42)	$(0.47)

Diluted	$(0.51)	$0.02	$(1.42)	$(0.47)

Weighted-average shares used to compute net income (loss) per share attributable to ordinary shareholders:
Basic	38,582,584	36,792,187	38,185,421	36,391,676

Diluted	38,582,584	39,046,274	38,185,421	36,391,676

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,

	2022	2021	2022	2021

	(unaudited, in thousands)

Stock-based compensation:
Cost of revenue	$360	$391	$1,071	$1,073
Research and development	18,741	13,725	53,775	36,444
Selling, general and administrative	9,000	7,937	27,205	22,750

Total stock-based compensation	$28,101	$22,053	$82,051	$60,267

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

	(unaudited, in thousands)

Acquisition-related costs:
Cost of revenue	$757	$146	$2,271	$146
Research and development	—	7	—	7
Selling, general and administrative	520	1,601	1,578	1,601

Total acquisition-related costs	$1,277	$1,754	$3,849	$1,754

The difference between GAAP and non-GAAP gross margin was 1.3% and 0.6%, or $1.1 million and $0.5 million, for the three months ended October 31, 2022 and October 31, 2021, respectively. The difference between GAAP and non-GAAP gross margin was 1.4% and 0.5%, or $3.3 million and $1.2 million, for the nine months ended October 31, 2022 and October 31, 2021, respectively. The differences were due to the effect of stock-based compensation and the amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,

	2022	2021	2022	2021

	(unaudited)

GAAP net income (loss)	$(19,809)	$756	$(54,281)	$(17,218)
Non-GAAP adjustments:
Stock-based compensation expense	28,101	22,053	82,051	60,267
Acquisition-related costs	1,277	1,754	3,849	1,754
Income tax effect	(104)	(2,357)	2,525	(526)

Non-GAAP net income	$9,465	$22,206	$34,144	$44,277

GAAP - diluted weighted average shares	38,582,584	39,046,274	38,185,421	36,391,676
Non-GAAP - diluted weighted average shares	39,090,050	39,046,274	38,967,335	38,390,832
GAAP - diluted net loss per share	$(0.51)	$0.02	$(1.42)	$(0.47)
Non-GAAP adjustments:
Stock-based compensation expense	0.73	0.57	2.15	1.66
Acquisition-related costs	0.03	0.04	0.10	0.05
Income tax effect	—	(0.06)	0.07	(0.01)
Effect of Non-GAAP - diluted weighted average shares	(0.01)	—	(0.02)	(0.08)
Non-GAAP - diluted net income per share	$0.24	$0.57	$0.88	$1.15

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	October 31,	January 31,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$112,837	$171,043
Marketable debt securities	86,197	—
Accounts receivable, net	48,556	44,307
Inventories	45,395	45,219
Restricted cash	7	10
Prepaid expenses and other current assets	5,338	6,169

Total current assets	298,330	266,748
Property and equipment, net	10,753	10,134
Deferred tax assets, non-current	14,585	15,340
Intangible assets, net	47,550	46,302
Operating lease right-of-use assets, net	9,186	11,127
Goodwill	303,625	303,625
Other non-current assets	3,428	4,269

Total assets	$687,457	$657,545

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	29,130	31,170
Accrued and other current liabilities	43,561	52,064
Operating lease liabilities, current	3,425	3,391
Income taxes payable	3,782	1,245
Deferred revenue, current	1,036	1,414

Total current liabilities	80,934	89,284
Operating lease liabilities, non-current	5,897	8,322
Other long-term liabilities	12,228	12,763

Total liabilities	99,059	110,369

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	17	17
Additional paid-in capital	543,833	447,287
Accumulated other comprehensive loss	(1,043)	—
Retained earnings	45,591	99,872

Total shareholders’ equity	588,398	547,176

Total liabilities and shareholders’ equity	$687,457	$657,545

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com